Cobalt Corporation Equity Incentive Plan
Restricted Stock Award Agreement


Award Agreement
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You have been selected to be a Participant in the Cobalt Corporation Equity
Incentive Plan (the "Plan"), as specified below:

Participant:_______________________________________________ ("You")

Number of Shares of Restricted Stock:______________________ ("Restricted Stock")

Share Price:_______________________________________________

Date of Grant:_____________________________________________ ("Date of Grant")



     THIS AWARD AGREEMENT, effective as of the Date of Grant set forth above, is between Cobalt Corporation, a Wisconsin corporation (the "Company") and the Participant named above. This Award Agreement and the Plan together govern the Participant's rights under the Plan and set forth all of the conditions and limitations affecting such rights. Capitalized terms used in this Award Agreement shall have the meanings ascribed to them in this Award Agreement, the Participant's employment agreement, or in the Plan. If there is any inconsistency between the terms of this Award Agreement, the Participant's employment agreement, and the terms of the Plan, the Plan's terms shall supersede and replace the conflicting terms. The parties hereto agree as follows:

1. Grant of Restricted Stock: The Company grants you Shares of Restricted Stock as set forth above. The Fair Market Value of a Share on the Date of Grant is set forth above. The Shares of Restricted Stock granted to you will be held by the Company in escrow pending the vesting of such Shares.

2. Vesting Period: Except as hereinafter provided, with respect to the Restricted Stock granted pursuant to this Award Agreement, vesting shall occur at a rate of twenty-five percent (25%) per year (the "Vesting Period") beginning on the first anniversary of the Date of Grant and each subsequent anniversary date thereafter provided you continue to be an Employee of the Company, an Affiliate, or a Subsidiary through such anniversary or anniversaries. During the Vesting Period, the Shares of Restricted Stock will be subject to forfeiture and shall not be transferable.

3. Termination of Employment by Death: In the event your employment is terminated by reason of death, all of the Shares of Restricted Stock that have not yet vested as of the date of death shall immediately vest one hundred percent (100%).

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4.   Termination of Employment by Disability: In the event your employment is terminated by reason of Disability, all of the Shares of Restricted Stock that have not yet vested shall immediately vest one hundred percent (100%) as of the date the Committee determines the definition of Disability to have been satisfied.

5. Termination of Employment by Retirement: In the event your employment is terminated by reason of Retirement, the Committee will decide, in its discretion, whether any Shares of Restricted Stock that have not yet vested as of such date shall be vested or forfeited.

6. Termination of Employment for Other Reasons: If your employment shall terminate for any reason other than your death, Disability, or Retirement (and other than for Cause), all Shares of Restricted Stock held by you which are not vested as of the effective date of the employment termination immediately shall be forfeited to the Company.

     However, the Committee, in its sole discretion, shall have the right to immediately vest all or any of the Shares of Restricted Stock that have not yet vested subject to such terms as the Committee, in its sole discretion, deems appropriate.

7. Termination by the Company for Cause: If the Company terminates your employment for Cause, all Shares of Restricted Stock that are not yet vested shall immediately be forfeited to the Company.

8. Removal of Restrictions: Upon the vesting of the Restricted Stock in accordance with the provisions herein, the Restricted Stock awarded pursuant to this Award Agreement shall become freely transferable, subject to applicable federal, state, and local, domestic or foreign, securities laws.

9. Voting Rights and Dividends: During the Vesting Period, you may exercise full voting rights and shall receive all dividends and other distributions paid with respect to the Shares of Restricted Stock. If any such dividends or distributions are paid in Shares, however, the Shares shall be subject to the same risk of forfeiture and restrictions on transferability as are the Shares of Restricted Stock with respect to which they were paid.

10. Change of Control: In the event of a Change of Control, as defined herein, all Shares of Restricted Stock that have not yet vested nor been forfeited as of the date of the Change of Control shall be fully vested, and thereafter such Shares shall be freely transferable, subject to applicable federal, state, and local, domestic or foreign, securities laws. Change of Control shall be deemed to have occurred:

     (a) As of the first day that any Person (other than (i) the Company or its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or its Subsidiaries;
          (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or


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     (b)  As of the first day that the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on January 1, 2003, constitute the Board and any new Director (other than a Directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on January 1, 2003, or whose appointment, election or nomination for election was previously so approved; or

     (c) Immediately prior to the consummation of: (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets (except to a wholly-owned Subsidiary or to an entity, at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale); or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

11. Nontransferability: During the Vesting Period, Restricted Stock awarded pursuant to this Award Agreement may not be transferred other than by will or by the laws of descent and distribution, except as provided in the Plan. If any transfer or attempted transfer, whether voluntary or involuntary, of Restricted Stock is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Restricted Stock, the Restricted Stock shall be immediately forfeited to the Company, and this Award Agreement shall terminate.

12. Continuation of Employment: This Award Agreement shall not confer upon you any right to continuation of employment by the Company, its Affiliates, and/or its Subsidiaries, nor shall this Award Agreement interfere in any way with the Company's, its Affiliates', and/or its Subsidiaries' right to terminate your employment at any time.

13. Successor: All obligations of the Company under the Plan and this Award Agreement, with respect to the Restricted Stock, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14. Severability: The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.


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15.  Miscellaneous:

     (a) This Award Agreement and your rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Share acquired pursuant to this Award Agreement, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

          It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon you, your heirs, beneficiaries and estate.

     (b) With the approval of the Board, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect your rights under this Award Agreement, without your written consent. No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against whom or which the enforcement of the amendment, modification or supplement is sought.

     (c) The Company shall have the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to the grant or vesting of the Restricted Stock under this Award Agreement.

          You may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to the minimum statutory total tax which could be withheld on the transaction. All elections shall be irrevocable and in writing, and shall be signed by you, and shall be made in accordance with rules set forth in Section 17.2 of the Plan.

     (d) You agree to take all steps necessary to comply with all applicable provisions of federal and state securities law in exercising your rights under this Award Agreement.

     (e) The Plan and this Award Agreement are not intended to qualify for treatment under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

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     (f)  This Award Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals by any government agencies or national securities exchanges as may be required.

     (g) To the extent not preempted by federal law, the validity, construction, interpretation, and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Wisconsin without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Award Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the State of Wisconsin.

     If you agree to the terms of this Award Agreement, it is due back to the Company within two (2) weeks from the date you received it or January 31, 2003.

     IN WITNESS WHEREOF, the parties have caused this Award Agreement to be executed as of the Date of Grant.

                                             Cobalt Corporation


                                             By:
                                                --------------------------------

Attest:                                      Participant

                                             By:
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